Exhibit 99.1

China Security & Surveillance Technology Reports
First Quarter 2008 Financial Results

-- 1Q08 Revenue Increases 87% to $71.8 Million Compared to 1Q07 –
-- Operating Income Increases 72.4% to $11.1 million –
--Adjusted Net Income Increases 103% to $13.7 million--
-- Company Raises FY08 Revenue, Adjusted Net Income and Adjusted Diluted EPS Guidance --

SHENZHEN, China, May 5, 2008 -- China Security & Surveillance Technology, Inc. ("China Security" or the “Company”) (NYSE: CSR), a leading provider of digital surveillance technology in China, today reported its financial results for the first quarter ending March 31, 2008.

First Quarter 2008

For the first quarter 2008, the Company reported GAAP earnings per diluted share of $0.11 compared to $0.13 in the first quarter 2007.  GAAP results for the first quarter of 2008 include: (1) approximately $4.4 million, or $0.10 per diluted share, of non-cash expense related to the redemption accretion on convertible notes (as described below); (2) approximately $1.9 million, or $0.04 per diluted share, of non-cash expense related to depreciation and amortization of long lived assets; and (3) approximately $3.0 million, or $0.07 per diluted share, of non-cash employee stock compensation.    Excluding these non-cash expenses, diluted earnings per share was $0.32, compared to $0.20 per diluted share in the first quarter 2007 (see “About Non-GAAP Financial Measures” toward the end of this release).  Diluted share count increased 25% in the first quarter 2008 to 42.8 million from 34.3 million in the first quarter of 2007.

First quarter revenue increased 86.7% to $71.8 million compared to $38.4 million in the first quarter 2007. Organic revenue during the first quarter increased by $25.3 million, or 66%, from $38.4 million in the same period of 2007. Organic revenue totaled $63.7 million, or 89.0% of total revenue.  Non-organic revenue, or revenue of acquired companies, totaled approximately $8.1 million, or 11.0% of total revenue in first quarter of 2008.

In the first quarter gross profits increased $12.2 million, or 120%, to $22.3 million from $10.1 million for the same period last year. Gross margin for the first quarter was 31.0%, compared to 26.3% in the same period last year.  Gross margin was also up sequentially from 29.3% in the fourth quarter 2007.  The increase in gross margin was mainly driven by increased economies of scale, and the growing recognition of sales of some higher-margin Safe City projects.

Income from operations in the first quarter increased 72.4% to $11.1 million from $6.5 million in the prior year’s first quarter.  Operating margin decreased to 15.5% from 16.8% in the first quarter last year primarily due to the increase in non-cash expenses, as well as higher selling, general and administrative expense.  Net income in the first quarter of 2008 decreased $0.03 million year over year to $4.5 million.  Excluding non cash expenses, adjusted net income increased 102.96% to $13.72 million from $6.76 million in the prior year’s first quarter.

The Company’s cash position at the end of the quarter was $77.1 million, down from $89.1 million at the end of the fourth quarter 2007.  Total debt at the end of the first quarter was $140.6 million, up from $137.2 million at the end of the fourth quarter 2007.

Mr. Guo Shen Tu, Chief Executive Officer of China Security, commented, “We are pleased to have performed at the high end of our expectations for the quarter, especially as the first quarter has historically been our slowest quarter due to the Chinese New Year.  We continue to be encouraged by the growth in revenue from our system installation and manufacturing segments, as well as new revenue from our distribution segment, which was formed in March 2008 to capture increasing revenue associated with the distribution of security and surveillance products.  We continue to benefit from the increasing demand for security in China, and from government programs such as Safe City.  Our brand is becoming increasingly relevant in the security and surveillance market in China, and we look forward to integrating our acquisitions and generating revenue from our installation and manufacturing business, while capitalizing on the demand we’re seeing in our distribution segment.”

Financial Outlook

For the second quarter of 2008, the Company expects to achieve revenues between $85-87 million.  Excluding the non-cash charges related to the redemption accretion on convertible notes, employee stock compensation and depreciation and amortization related to the company’s recent acquisitions, the Company expects to achieve an adjusted net income of $15.9-16.5 million and adjusted diluted earnings per share of $0.36-$0.38 in the second quarter of 2008.

The Company estimates that in the second quarter, non-cash interest expenses associated with the redemption accretion on convertible notes, the employee stock compensation, and the depreciation and amortization, will be approximately $4.4 million, $5.5 million and $2.5 million, respectively.

For the full year 2008, the Company is raising its previous guidance and now expects to achieve revenues between $380-400 million.  The Company expects adjusted net income of $70-76 million and adjusted diluted earnings per share of $1.59-1.76. The major contributors to results should continue to be system integration and manufacturing of security products.  The company expects non-cash expense related to the redemption amount payable on convertible notes will be approximately $17.6 million.  Going forward, the company expects to incur accrual non-cash employee compensation as well as higher depreciation and amortization costs related to the intangible assets from an increasing number of acquisitions.

Mr. Tu concluded, “We continue to be optimistic about the future growth of our business in China.  We believe that we have put in place the strongest possible operating structure and management team -- supported by the strongest possible balance sheet -- to leverage the expanding opportunities for revenue growth associated with increased demand for security and surveillance products and services.  This was recently evidenced by our notable contract win for a second phase Safe City project with the government of Qingzhou City in the Shandong Province, following our implementation of phase one last year as well as by our awarded Safe City bid in Jining City, which was our largest project win to date.  Our internal infrastructure, our reputation for premier service, and our recent and pending acquisitions and sound partnerships provide us with the optimal model to achieve our goal of becoming the market leader in security and surveillance manufacturing and equipment.  We plan to continue to focus our efforts on developing all segments of our business.  We continue to see demand for our products, our services and our security expertise growing, and it is our goal to be the logical choice for customers requiring security products and services.”

Explanation of Redemption Accretion on convertible notes

The Company raised $60 million and $50 million through two guaranteed senior unsecured convertible note financings with Citadel in February 2007 and April 2007, respectively. These notes bear interest at a rate of 1% per annum and are due in 2012. Under the indentures, if the notes are not converted before their respectively maturities, the notes are to be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the notes then outstanding plus an additional amount of 15% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest.

As of March 31, 2008 the Company accrued a cumulative $18.1 million as a redemption amount payable under the notes, $4.4 million of which was included in interest expense in the first quarter of 2008.  Unlike the annual interest rate of 1% that the Company is actually paying out to the note holders under the note on a semi-annual basis, the Company would only pay the accrued redemption amount under the notes if the notes are not converted into the Company’s common stock before their respective maturities and are redeemed in accordance with its terms.  Nevertheless, the Company believes that it must accrue the entire redemption amount under U.S. generally accepted accounting principles.  This accrual will result in non-cash expense of approximately $17.6 million annually.

Conference Call

The Company will hold a conference call to discuss the financial results at 5:00 p.m. ET today.  The Company invites you to join the call by dialing 913-312-1239.  A live webcast of the conference call will be available at www.csst.com.  A replay of the call will be available from May 5, 2008 to May 12, 2008.  Listeners may access the replay by dialing 719-457-0820, passcode: 6411406.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, China Security manufactures, distributes, installs and maintains security and surveillance systems throughout China. China Security has manufacturing facilities in China and a R&D facility which maintains an exclusive collaboration agreement with Beijing University. China Security has built a diversified customer base through its extensive sales and service network throughout China. To learn more about the Company visit http://www.csst.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the accrual for the redemption amount payable under certain outstanding convertible notes issued by the Company and certain other non-cash charges.  China Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Security’s management excludes when it internally evaluates the performance of China Security’s business and makes operating decisions, including internal budgeting,  and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Security. Accordingly, management excludes the expense arising from the accrual of redemption amounts payable under its outstanding convertible notes and certain other non-cash charges when making operational decisions.  China Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure, and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP to non-GAAP Measures, Table 1 (Unaudited)
Exclude non cash items
(All amounts in millions of U.S. dollars, except for per share figures)

	Three Months Ended

	March 31, 2008	March 31, 2007
GAAP Net Income	$4.50	$4.53
Add:
Depreciation and amortization	1.90	0.81
Non-cash employee compensation	2.96	0.26
Redemption accretion on convertible notes	4.36	1.16

Adjusted Net Income (Excludes all non-cash items)	$13.72	$6.76

GAAP Diluted EPS	$0.11	$0.13
Add:
Depreciation and amortization	0.04	0.02
Non-cash employee compensation	0.07	0.01
Redemption accretion on convertible notes	0.10	0.03

Adjusted Diluted EPS (Excludes all non-cash items)	$0.32	$0.20

Diluted weighted average number of shares outstanding	42.80	34.27

Reconciliation of GAAP to non-GAAP Measures, Table 2 (Unaudited) Assuming conversion of Citadel notes (All amounts in millions of U.S. dollars, except for per share figures)

	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007
GAAP Net Income	$4.50	$4.53
Add:
Redemption accretion on convertible notes	4.36	1.16

Adjusted Net Income (Assuming conversion of Citadel notes)	$8.86	$5.69

Net Income Diluted EPS (Assuming conversion)	$0.09	$0.12
Add:

Redemption accretion on convertible notes	0.09	0.03

Adjusted Diluted EPS (assuming conversion of Citadel notes)	$0.18	$0.15

Diluted weighted average number of shares outstanding (assuming conversion of Citadel notes)	48.25	37.60

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for security and surveillance products, our expectations regarding the continued growth of the security and surveillance market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements.  These risks and uncertainties include, but not limited to, the factors mentioned in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC.  Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Company Contact:

Kewa Luo
Tel: 212-984-0688
Email: ir@csst.com

Investor Contact:
ICR: Bill Zima & Ashley Ammon MacFarlane
Tel: 203-682-8200

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 and 2007
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended March 31
	2008	2007
	(Unaudited)	(Unaudited)

Revenues	$71,777	$38,451

Cost of goods sold (including depreciation and amortization for the three months ended March 31, 2008 and 2007 of $83 and $0, respectively)	49,521	28,333

Gross profit	22,256	10,118

Selling and marketing	2,142	603

General and administrative (including non-cash employee compensation for the three months

ended March 31, 2008 and 2007 of $2,958 and $265, respectively)	7,162	2,251

Depreciation and amortization	1,817	806

Income from operations	11,135	6,458

Rental income received from related party	-	127

Interest income	55	82

Interest expense	(4,863)	(1,319)

Other income, net	320	492

Income before income taxes and minority interest	6,647	5,840

Minority interest in loss of consolidated subsidiaries	25	9

Income taxes	(2,176)	(1,316)

Net income	4,496	4,533

Foreign currency translation gain	8,504	795

COMPREHENSIVE INCOME	$13,000	$5,328

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 (UNAUDITED) AND DECEMBER 31, 2007
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$77,112	$89,071
Accounts receivable, net	78,174	63,206
Related party receivables	311	549
Inventories, net	38,019	40,606
Prepayments and deposits	4,238	3,225
Advances to suppliers	4,127	2,877
Other receivables	13,405	13,171
Tax refundable	42	92
Deferred tax assets - current portion	145	137
Total current assets	215,573	212,934

Deposits for acquisition of subsidiaries , intangible assets and properties	56,932	46,443
Plant and equipment, net	25,347	24,066
Land use rights, net	1,436	1,379
Intangible assets	43,775	39,800
Goodwill	52,375	52,369
Deferred financing cost	141	150
Deferred tax assets - non-current portion	270	262
TOTAL ASSETS	$395,849	$377,403

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - short term	$12,509	$12,814
Accounts payable	22,076	21,864
Accrued expenses	4,716	5,108
Advances from customers	7,299	8,352
Taxes payable	2,128	4,153
Deferred income	1,005	915
Total current liabilities	49,733	53,206

LONG-TERM LIABILITIES
Notes payable - long term	-	698
Convertible notes payable	128,064	123,701
Total liabilities	177,797	177,605

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	39	61

SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.0001 par value; 290,000,000 shares authorized, 42,859,292 (March 31, 2008) and 42,506,150 (December 31, 2007) shares issued and outstanding	4	4
Additional paid-in capital	115,530	110,254
Retained earnings	81,298	76,802
Statutory reserves	804	804
Accumulated other comprehensive income	20,377	11,873
Total shareholders’ equity	218,013	199,737
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$395,849	$377,403

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 and 2007
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended March 31
	2008	2007
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,496	$4,533
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,900	806
Amortization of consultancy services	33	30
Amortization of deferred financing cost	9	--
Non-cash employee compensation	2,958	265
Redemption accretion on convertible notes	4,363	1,163
Deferred taxes	1	12
Minority interest	(25)	(9)

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(12,396)	(3,370)
Related party receivables	261	(192)
Other receivables	(3,077)	(308)
Inventories	4,239	(2,254)
Prepayments and deposits	673	(4,977)
Advances to suppliers	(1,133)	101

(Decrease) increase in:
Accounts payable and accrued expenses	(1,277)	744
Advances from customers	(1,393)	2,003
Tax payable	(2,194)	(65)
Deferred income	53	(57)
Net cash used in operating activities	(2,509)	(1,575)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(830)	(215)
Additions to intangible assets	(543)	(66)
Deposits paid for acquisition of subsidiaries	(12,944)	(19,972)
Deposits paid for acquisition of properties and intangible assets	--	(646)
Proceeds from disposal of land use rights and properties	3,379	--
Net cash used in investing activities	(10,938)	(20,899)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from (advanced to) directors	--	(75)
Warrants exercised	277	--
Issuance of common stock, net of issuing expenses	--	1,701
New borrowings, net of issuing cost	4,274	65,172
Repayment of borrowings	(5,827)	(3,468)
Net cash (used in) provided by financing activities	(1,276)	63,330

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(14,723)	40,856
Effect of exchange rate changes on cash	2,764	56
Cash and cash equivalents, beginning of period	89,071	30,980

CASH AND CASH EQUIVALENTS, END OF PERIOD	77,112	71,892